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ACUSON CORPORATION                                                  EXHIBIT 11.1
STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS
FOR THE QUARTER ENDED APRIL 1, 1995


     In accordance with Accounting Principles Board Opinion No. 15, the Company used the modified treasury stock method in computing the first quarter 1995 earnings per share.


     The following is the computation of earnings per share:

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
Number of shares outstanding at April 1, 1995.....................................   28,785,008
Number of shares assumed to be repurchased (limited to 20%
   of number of shares outstanding)...............................................    5,757,002
Multiply by market value per common share.........................................  $     13.87
                                                                                    -----------
Cost to repurchase................................................................  $79,849,618
Assumed proceeds to the Company had everyone exercised outstanding stock options..   86,653,681
                                                                                    -----------
Excess assumed proceeds available.................................................    6,804,063
Multiply by average interest rate for the period..................................         1.25%
                                                                                    -----------
Assumed interest on excess funds..................................................       85,051
Less: tax provision...............................................................       24,665
                                                                                    -----------
Adjustment to net income..........................................................       60,386
Add:  net income..................................................................    2,239,000
                                                                                    -----------
Adjusted net income...............................................................  $ 2,299,386
                                                                                    ===========
Divided by weighted shares outstanding, including common stock
   equivalents....................................................................   29,952,594
                                                                                    -----------
Fiscal period earnings per share..................................................        $0.08
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